As filed with the Securities and Exchange Commission on June 13, 2008.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Susser Holdings Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	01-0864257
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4433 Baldwin Boulevard

Corpus Christi, Texas 78408

(361) 884-2463

(Address, including zip code, and telephone number,

including area code of registrant’s principal executive offices)

Susser Holdings Corporation 2008 Employee Stock Purchase Plan

(Full Title of the Plan)

E.V. Bonner, Jr., Esq.

Executive Vice President, Secretary and General Counsel

Susser Holdings Corporation

4433 Baldwin Boulevard

Corpus Christi, Texas

(361) 884-2463

(Name and address of agent for service, including zip code, and telephone number,

including area code of agent for service)

Copies to

Rod Miller, Esq.

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Telephone: 212-310-8716

Facsimile: 212-310-8007

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if smaller accelerated filer)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered (1)	Amount to be Registered(2)(3)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
common stock, $0.01 par value	750,000	$10.75(4)	$8,062,500(4)	$316.86

(1)	This registration statement (the “Registration Statement”) registers the issuance of an aggregate of 750,000 shares of the common stock of the Registrant (the “Common Stock”), issuable pursuant to the terms of the Registrant’s 2008 Employee Stock Purchase Plan (the “Plan”).
(2)	Pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan. No separate fee is required with respect to the interests in the Plan.
(3)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock in the Plan.
(4)	The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the Common Stock reported on the NASDAQ Global Market on June 11, 2008.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The documents containing the information specified in this Part I will be sent or given to employees as specified by the Securities and Exchange Commission (the “Commission”) pursuant to Rule 428(b)(1) of the Securities Act. Such documents are not required to be and are not filed with the Commission either as part of this registration statement (this “Registration Statement”) or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act and are on file at Registrant’s principal executive offices and available, without charge, upon written or oral request to: Secretary, 4433 Baldwin Boulevard, Corpus Christi, Texas 78408, (361) 884-2463.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, previously filed by the Registrant or the Plan, as the case may be, are incorporated herein by reference:

•	Our Annual Report on Form 10-K filed on March 14, 2008.

•	Our Quarterly Report on Form 10-Q filed on May 9, 2008.

•	Our Current Reports on Form 8-K filed on April 23, 2008 and April 29, 2008.

•	The description of the Company’s shares of Common Stock contained in Item 1 of the Registration Statement on Form 8-A (File No. 001-33084) filed with the Commission on October 13, 2006.

All documents that we or the Plan subsequently file pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all of the shares of Common Stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Officers and Directors.

Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer or director of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify past or present officers and directors of such corporation or of another corporation or other enterprise at the former corporation’s request, in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in defense of any action referred to above, or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which such person actually and reasonably incurred in connection therewith. Section 145 further provides that any indemnification shall be made by the corporation only as authorized in each specific case upon a determination that indemnification of such person is proper because he has met the applicable standard of conduct (i) by the stockholders, (ii) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (iii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iv) by independent legal counsel in a written opinion, if there are no such disinterested directors, or if such disinterested directors so direct. Section 145 further provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

We have obtained an insurance policy providing for indemnification of our officers and directors and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

Our certificate of incorporation provides that indemnification shall be to the fullest extent permitted by the DGCL for all of our current or former directors or officers. As permitted by the DGCL, the certificate of incorporation provides that our current or former directors shall have no personal liability to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except (1) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which a director derived an improper personal benefit.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

4.1	Amended and Restated Certificate of Incorporation of Susser Holdings Corporation(1)

4.2	Amended and Restated Bylaws of Susser Holdings Corporation(1)

4.3	First Amendment to the Amended and Restated By-Laws of Susser Holdings Corporation(2)

5.1	Opinion of Weil, Gotshal & Manges LLP*

10.1	Susser Holdings Corporation 2008 Employee Stock Purchase Plan(3)

23.1	Consent of Ernst & Young LLP*

23.2	Consent of KPMG LLP*

23.3	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

*	Filed herewith
(1)	Incorporated by reference to the Quarterly Report on Form 10-Q of the Registrant filed November 15, 2006.
(2)	Incorporated by reference to the Current Report on Form 8-K/A of the Registrant filed September 21, 2007.
(3)	Previously filed as Annex A to the Registrant’s Proxy Statement for its Annual Meeting of Stockholders filed April 15, 2008, and incorporated herein by reference.

Item 9.	Undertakings.

(a) The undersigned Registrant, Susser Holdings Corporation, hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, State of Texas, on June 13, 2008.

SUSSER HOLDINGS CORPORATION

By:	/s/ Mary E. Sullivan
Mary E. Sullivan
Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

The undersigned directors and officers of Susser Holdings Corporation hereby constitute and appoint Sam L. Susser, E.V. Bonner, Jr. and Mary E. Sullivan, each with full power to act and with full power of substitution and resubstitution, our true and lawful attorneys-in-fact and agents with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement and to file the same, with all exhibits and other documents relating thereto and any registration statement relating to any offering made pursuant to this Registration Statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act with the Securities and Exchange Commission and hereby ratify and confirm all that such attorney-in-fact or his substitute shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on June 13, 2008:

Name	Title

/s/ Sam L. Susser
Sam L. Susser	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Mary E. Sullivan
Mary E. Sullivan	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ William F. Dawson, Jr.
William F. Dawson, Jr.	Director

/s/ David P. Engel
David P. Engel	Director

/s/ Bruce W. Krysiak
Bruce W. Krysiak	Director

/s/ Armand S. Shapiro
Armand S. Shapiro	Director

/s/ Sam J. Susser
Sam J. Susser	Director

/s/ Jerry E. Thompson
Jerry E. Thompson	Director

The Plan. Pursuant to the requirements of the Securities Act of 1933, the Compensation Committee of Susser Holdings Corporation have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Corpus Christi, State of Texas, on June 13, 2008.

SUSSER HOLDINGS CORPORATION
2008 EMPLOYEE STOCK PURCHASE PLAN

By:	/s/ Mary E. Sullivan
Mary E. Sullivan
Executive Vice President and Chief Financial Officer of Susser Holdings Corporation

EXHIBIT INDEX

Exhibit No.	Description
4.1	Amended and Restated Certificate of Incorporation of Susser Holdings Corporation(1)

4.2	Amended and Restated Bylaws of Susser Holdings Corporation(1)

4.3	First Amendment to the Amended and Restated By-Laws of Susser Holdings Corporation(2)

5.1	Opinion of Weil, Gotshal & Manges LLP*

10.1	Susser Holdings Corporation 2008 Employee Stock Purchase Plan(3)

23.1	Consent of Ernst & Young LLP*

23.2	Consent of KMPG LLP*

23.3	Consent of Weil, Gotshal & Manges LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)

*	Filed herewith
(1)	Incorporated by reference to the Quarterly Report on Form 10-Q of the Registrant filed November 15, 2006.
(2)	Incorporated by reference to the Current Report on Form 8-K/A of the Registrant filed September 21, 2007.
(3)	Previously filed as Annex A to the Registrant’s Proxy Statement for its Annual Meeting of Stockholders filed April 15, 2008, and incorporated herein by reference.